[SUTHERLAND ASBILL & BRENNAN LLP LETERHEAD]

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 9 to the Registration Statement on Form N-6 for the Century II flexible premium survivorship variable universal life insurance contracts, issued through the Kansas City Life Variable Life Separate Account (File No. 333-25443). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                      SUTHERLAND ASBILL & BRENNAN LLP

                                      By: /s/ W. Thomas Conner
                                          --------------------------------------
                                              W. Thomas Conner

Washington, D.C.
April 29, 2004

                         INDEPENDENT AUDITORS' CONSENT

The Contract Owners
Kansas City Life Variable Life Separate Account
  and
The Board of Directors and Stockholders
Kansas City Life Insurance Company:

We consent to the use of our report dated February 12, 2004, with respect to the consolidated financial statements of Kansas City Life Insurance Company and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ending December 31, 2003 and to the use of our report dated April 2, 2004, with respect to the statement of net assets of Kansas City Life Variable Life Separate Account (comprised of individual subaccounts as indicated therein) as of December 31, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, except those individual series operating for portions of such period as disclosed in the financial statements, and financial highlights for each of the years in the three-year period then ended, which reports appear in the Statement of Additional Information accompanying the Prospectus of Century II Survivorship Variable Universal Life, included in the Post-Effective Amendment No. 9 to the Registration Statement under the Securities Exchange Act of 1933 (File No. 333-25443) on Form N-6 and Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-09080) on Form N-6 and to the reference to our firm under the heading "Experts", also in the Statement of Additional Information.

                                    KPMG LLP

Kansas City, Missouri
April 28, 2004